Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 6, 2018 relating to the financial statements and effectiveness of internal control over financial reporting, which appears in BioLineRx Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2017.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel-Aviv, Israel December 26, 2018	/s /Kesselman & Kesselman Certified Public Accountants (Isr.) A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel, P.O Box 50005 Tel-Aviv 6150001 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il